Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa

700 South Flower Street, Suite 500

Los Angeles, California 90017

213.630.6463

(Name, address and telephone number of agent for service)

ATP Oil & Gas Corporation

(Exact name of obligor as specified in its charter)

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4600 Post Oak Place Suite 200 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

11.875% Senior Second Lien Exchange Notes due 2015

(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C. 20219
United States Department of the Treasury
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15. Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

5.	The consent of the trustee required by Section 321(b) of the Act.

6.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 12th day of October, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Name:	Marcella Burgess
Title:	Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of ATP Oil & Gas Corporation, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Marcella Burgess
Vice President

Houston, Texas

October 12, 2010

EXHIBIT 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of

                    The Bank of New York Mellon Trust Company

                    in the state of CA at close of business on June 30, 2010

published in response to call made by (Enter additional information below)

________________________________________

________________________________________

Statements of Resources and Liabilities

		Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,097
Interest-bearing balances		1,319
Securities:
Held-to-maturity securities		12
Available-for-sale securities		647,932
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		112,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		10,065
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		230,506
Other assets		161,731

Total assets		2,022,976

REPORT OF CONDITION (Continued)

		Dollar Amounts in Thousands
LIABILITIES
Deposits:
In domestic offices		559
Noninterest-bearing	559
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		216,295

Total liabilities		485,545

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (excludes all surplus related to preferred stock)		1,121,520
Retained earnings		412,936
Accumulated other comprehensive income		1,975
Other equity capital components		0
Total bank equity capital		1,537,431
Noncontrolling (minority) interest in consolidated subsidiaries		0

Total equity capital		1,537,431

Total liabilities and equity capital		2,022,976

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.		I, Karen Bayz, Chief Financial Officer (Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Troy Kilpatrick, President
Director #2	Frank Sulzberger, Managing Director
Director #3	William Lindelof, Managing Director